Exhibit (d)(29)

AMENDED AND RESTATED

APPENDIX B

TO THE INVESTMENT MANAGEMENT AGREEMENT

This Amended and Restated Appendix B, as amended April 30, 2018 (“Appendix B”), to the Ivy Variable Insurance Portfolios Investment Management Agreement dated July 29, 2016 (the “Agreement”), is effective as of April 30, 2018, and supersedes any prior Appendix B to the Agreement.

IVY VARIABLE INSURANCE PORTFOLIOS

FEE SCHEDULE

A cash fee computed each day on net asset value for each Fund at the annual rates listed below*:

Asset Strategy
Net Assets	Fee
Up to $1 billion	0.70%
Over $1 billion and up to $2 billion	0.65%
Over $2 billion and up to $3 billion	0.60%
Over $3 billion	0.55%

Balanced
Net Assets	Fee
Up to $1 billion	0.70%
Over $1 billion and up to $2 billion	0.65%
Over $2 billion and up to $3 billion	0.60%
Over $3 billion	0.55%

Core Equity
Net Assets	Fee
Up to $1 billion	0.70%
Over $1 billion and up to $2 billion	0.65%
Over $2 billion and up to $3 billion	0.60%
Over $3 billion	0.55%

Corporate Bond
Net Assets	Fee
Up to $1 billion	0.475%
Over $1 billion and up to $1.5 billion	0.450%
Over $1.5 billion	0.400%

Energy
Net Assets	Fee
Up to $1 billion	0.85%
Over $1 billion and up to $2 billion	0.83%
Over $2 billion and up to $3 billion	0.80%
Over $3 billion	0.76%

Global Bond
Net Assets	Fee
Up to $500 million	0.625%
Over $500 million and up to $1 billion	0.600%
Over $1 billion and up to $1.5 billion	0.550%
Over $1.5 billion	0.500%

Global Equity Income
Net Assets	Fee
Up to $1 billion	0.70%
Over $1 billion and up to $2 billion	0.65%
Over $2 billion and up to $3 billion	0.60%
Over $3 billion	0.55%

Global Growth
Net Assets	Fee
Up to $1 billion	0.85%
Over $1 billion and up to $2 billion	0.83%
Over $2 billion and up to $3 billion	0.80%
Over $3 billion	0.76%

Government Money Market
Net Assets	Fee
Up to $1 billion	0.35%
Over $1 billion	0.30%

Growth
Net Assets	Fee
Up to $1 billion	0.70%
Over $1 billion and up to $2 billion	0.65%
Over $2 billion and up to $3 billion	0.60%
Over $3 billion	0.55%

High Income
Net Assets	Fee
Up to $500 million	0.625%
Over $500 million and up to $1 billion	0.600%
Over $1 billion and up to $1.5 billion	0.550%
Over $1.5 billion	0.500%

Limited-Term Bond
Net Assets	Fee
Up to $500 million	0.50%
Over $500 million and up to $1 billion	0.45%
Over $1 billion and up to $1.5 billion	0.40%
Over $1.5 billion	0.35%

Mid Cap Growth
Net Assets	Fee
Up to $1 billion	0.85%
Over $1 billion and up to $2 billion	0.83%
Over $2 billion and up to $3 billion	0.80%
Over $3 billion	0.76%

Science and Technology
Net Assets	Fee
Up to $1 billion	0.85%
Over $1 billion and up to $2 billion	0.83%
Over $2 billion and up to $3 billion	0.80%
Over $3 billion	0.76%

Small Cap Growth
Net Assets	Fee
Up to $1 billion	0.85%
Over $1 billion and up to $2 billion	0.83%
Over $2 billion and up to $3 billion	0.80%
Over $3 billion	0.76%

Value
Net Assets	Fee
Up to $1 billion	0.70%
Over $1 billion and up to $2 billion	0.65%
Over $2 billion and up to $3 billion	0.60%
Over $3 billion	0.55%

Ivy VIP Pathfinder Aggressive
Ivy VIP Pathfinder Moderately Aggressive
Ivy VIP Pathfinder Moderate
Ivy VIP Pathfinder Moderately Conservative
Ivy VIP Pathfinder Conservative
Net Assets	Fee
All net assets	0.00%

*	If a Fund’s net assets are less than $25 million, IICO has agreed to voluntarily waive the management fee, subject to its right to change or modify this waiver.